UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Elanco Animal Health Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation or Organization)	82-5497352 (I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of Principal Executive Offices)	46140 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
5.00 % Tangible Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235991

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Elanco Animal Health Incorporated (the “Registrant”) registers hereunder its 11,000,000 5.00% Tangible Equity Units (the “Units”), each with a stated amount of $50. For a description of the Units, reference is made to the information under the heading (i) “Description of the Units” in the prospectus supplement dated January 22, 2020 (the “Prospectus Supplement”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on January 24, 2020 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus dated January 21, 2020 (the “Prospectus”) filed as part of the Registrant’s registration statement on Form S-3, as amended (File No. 333-235991), as filed with the Commission on January 21, 2020 and (ii) “Description of the Units” in the Prospectus. Each Unit is comprised of a prepaid stock purchase contract and a senior amortizing note. For a description of the prepaid stock purchase contract, reference is made to the information under the heading (i) “Description of the Purchase Contracts” in the Prospectus Supplement, (ii) “Description of the Purchase Contracts” in the Prospectus and (iii) “Description of Capital Stock” in the Prospectus. For a description of the senior amortizing note, reference is made to the information under the heading (i) “Description of the Amortizing Notes” in the Prospectus Supplement and (ii) “Description of the Debt Securities” in the Prospectus. Each such description referred to above, and the Prospectus and Prospectus Supplement, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Elanco Animal Health Incorporated, effective September 18, 2018 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on September 24, 2018).
4.2	Amended and Restated Bylaws of Elanco Animal Health Incorporated, effective August 8, 2019 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on August 8, 2019).
4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-226536) filed with the SEC on August 28, 2018).
4.4	Indenture, dated as of August 28, 2018, between Elanco Animal Health Incorporated and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to Registration Statement on our Form S-1 filed with the SEC on August 28, 2018).
4.5*	Second Supplemental Indenture between Elanco Animal Health Incorporated and Deutsche Bank Trust Company Americas, as Trustee (including the form of amortizing note).
4.6*	Purchase Contract Agreement between Elanco Animal Health Incorporated and Deutsche Bank Trust Company Americas, as Purchase Contract Agent, Attorney-in-Fact for the Holders, and as Trustee (including the form of unit and form of purchase contract).
99.1	Prospectus supplement dated January 22, 2020 relating to the Units and the accompanying prospectus dated January 21, 2020, as amended, filed on January, 24, 2020 (File No. 333-235991) (incorporated by reference herein).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 27, 2020

Elanco Animal Health Incorporated

By:	/s/ Michael-Bryant Hicks
Name:	Michael-Bryant Hicks
Title:	Executive Vice President, General Counsel and Corporate Secretary